                                                                    EXHIBIT 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-08181, 333-61011, 333-87041 and 333-58742) of Maxtor
Corporation of our report dated April 24, 2000, with respect to the combined financial statements of the Hard Disk Drive group of Quantum Corporation, included in Quantum Corporation's Annual Report (Form 10- K) for the year ended March 31, 2000 filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Palo Alto, California
May 24, 2001